PRELIMINARY FORM OF PROXY

KBL HEALTHCARE ACQUISITION CORP. III
380 LEXINGTON AVENUE, 31ST FLOOR
NEW YORK, NEW YORK 1016

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KBL HEALTHCARE ACQUISITION CORP. III

The undersigned appoints Zachary C. Berk, O.D., Marlene R. Krauss, M.D., and Michael D. Kaswan as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of KBL Healthcare Acquisition Corp. III (“KBL”) held of record by the undersigned on _______ __, 2009, at the Special Meeting of Stockholders to be held on July __, 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE KBL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2a, 2b, 2c, 2d, 2e, 2f, 2g, 3, 4 and 5. THE KBL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the Agreement and Plan of Reorganization, among KBL, PRWT Services, Inc. (“PRWT”), PRWT Merger Sub, Inc. and all of the holders of the outstanding common stock of PRWT.	FOR ☐	AGAINST ☐	ABSTAIN ☐
If you voted “AGAINST” Proposal Number 1 and you hold shares of KBL common stock issued in the KBL initial public offering, you may exercise your conversion rights and demand that KBL convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of KBL common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, demand that KBL convert your shares into cash and deliver your stock to KBL’s transfer agent physically or electronically prior to the meeting. Failure to (a) vote against adoption of the Agreement and Plan of Reorganization, (b) check the following box, (c) deliver your stock certificate to KBL’s transfer agent or deliver your shares electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the meeting, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.
	I HEREBY EXERCISE MY CONVERSION RIGHTS			☐
2a.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively changing the name of our public company from “KBL Healthcare Acquisition Corp. III” to “PRWT Services, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐
2b.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively changing the state of incorporation of our public company from Delaware to Pennsylvania.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2c.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively increasing the number of authorized shares of our public company’s common stock from 50 million to 150 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2d.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively incorporating the classification of directors that would result from the election of directors pursuant to proposal 4 below.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2e.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively changing our public company’s corporate existence to perpetual.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2f.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby effectively removing provisions from our public company charter that will no longer be applicable after the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2g.	To adopt PRWT’s amended and restated articles of incorporation as the certificate of incorporation of our public company, thereby revising provisions of our public company charter to conform to the Pennsylvania Business Corporation Law of 1983.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the 2009 Incentive Equity Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Election of the following directors:	FOR all nominees listed below except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
Willie F. Johnson, Jerry L. Johnson, Thomas C. Lynch, Robert W. Bogle, Joseph D. Corvaia, Michael D. Kaswan, [], [], []
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)
5.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, KBL is not authorized to consummate the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.